EXHIBIT 2.1

                                                  SUBSCRIPTION AGREEMENT between
                                         IA GLOBAL, INC., a Delaware corporation
                                            (the "Company"), and PBAA FUND LTD.,
                                                a British Virgin Islands limited
                                            liability company (the "Subscriber")


         The Company is offering for sale to the Subscriber, on the terms and conditions set forth below, 1,333,333 shares (the "Shares") of the common stock of the Company (the "Common Stock") at a price of US$0.30 per share, or an aggregate price of US$400,000 (the "Offering Price").

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I. SUBSCRIPTION FOR SHARES; REPRESENTATIONS BY SUBSCRIBER

         1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, at the Offering Price, 1,333,333 Shares of Common Stock. The Offering Price is payable by wire transfer to the Company in accordance with instructions to be given by the Company to the Subscriber at the time the Shares are subscribed for. Certificates evidencing the Shares will be issued to the Subscriber as soon as practicable after receipt and collection by the Company of payment for the Purchased Shares and satisfaction of the conditions set forth in Section 2.3 hereof.

         1.2 The Subscriber recognizes that the purchase of Shares entails elements of risk in that (i) it may not be able to readily liquidate its investment; (ii) transferability is restricted; and (iii) in the event of a disposition, it could sustain the loss of its entire investment.

         1.3 The Subscriber represents that it is neither a citizen, resident or domiciliary of the United States of America, its territories or possessions, nor of the Commonwealth of Puerto Rico.

         1.4 The Subscriber acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company, or that it has employed the services of an investment advisor to read the Disclosure Documents (as hereinafter defined) and to evaluate the merits and risks of such an investment on its behalf; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes. The Company's (i) Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the U.S. Securities and Exchange Commission ("SEC"), and its (ii) Quarterly Reports on Form 10-Q for the fiscal period ended March 31, 2003, as filed with the SEC, are collectively referred to as the "Disclosure Documents." The Subscriber acknowledges that it or its representative(s) have read the Disclosure Documents. The Subscriber also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company's affairs and prospects.

         1.5 The Subscriber hereby acknowledges that (i) the Offering and the sale of the Shares have not been reviewed by the SEC by reason of the Company's intention that the Offering be a transaction exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) thereof; (ii) the issuance of the Shares has not been qualified under any state securities laws on the grounds that the Offering and the sale of the Shares contemplated hereby are exempt therefrom; and (iii) the foregoing exemptions are predicated on the Subscriber's representations set forth herein. The Subscriber represents that the Shares are being purchased for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the Act or applicable state securities laws. The Subscriber understands that the Shares, upon their issuance, will not be registered under the Act and may be required to be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

         1.6 The Subscriber represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

         1.7 The Subscriber acknowledges that the certificate representing the Shares shall bear a legend in substantially the following form:

                  "The shares of Common Stock represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of to any person or entity who is a citizen, resident or domiciliary of the United States of America, its territories or possessions, or of the Commonwealth of Puerto Rico, unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         1.8 The Subscriber represents that it has the full right, power and authority to enter into and perform the Subscriber's obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Subscriber enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

II. REPRESENTATION AND WARRANTIES BY THE COMPANY

         The Company represents and warrants to the Subscriber as follows:

         2.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business which it presently conducts. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Company.

         2.2 The execution, delivery and performance of this Agreement by the Company (a) has been duly authorized and approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company in connection therewith has been taken and (b) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter documents or by-laws of the Company, (ii) any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (iii) any law, administrative regulation or court decree applicable to or binding upon the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         2.3 The Offering has been duly and validly authorized by the Board of Directors of the Company, but a sufficient number of unissued shares of Common Stock has not as yet been authorized by the Company in accordance with applicable Delaware law nor has the sale of the Shares to the Subscriber been approved by the Company's stockholders pursuant to the rules of the American Stock Exchange Inc. The Company covenants and agrees to convene a special meeting of its stockholders on or before March 31, 2004 to consider and vote upon proposals to (i) increase the authorized shares of Common Stock of the Company to not less than one hundred million (100,000,000) in number, and (ii) approve the sale of the Shares to the Subscriber, if necessary,and will exert its commercially reasonable best efforts to cause a majority in equity interest of its stockholders to vote in favor of each such proposal thereat. No authorization, approval or consent of any court, governmental authority or agency is necessary in connection with the issuance by the Company of the Shares.

         2.4 The Disclosure Documents are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.5 Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

III. ABSENCE OF REGISTRATION RIGHTS

         3.1 No rights to registration of the Shares under the Act are being granted by the Company to the Subscriber.

IV. MISCELLANEOUS

         4.1 Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail, return receipt requested, and addressed as follows: if to the Company, to it at 533 Airport Boulevard, Suite 400, Burlingame, California 94010 United States of America, Attention: Secretary; and if to the Subscriber, to it at its address indicated below its signature to this Agreement. Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

         4.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

         4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         4.4 References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

         4.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

         4.6 This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

                                        IA GLOBAL, INC.


                                        By:  /S/ Alan Margerison
                                             ___________________
                                             Name:  Alan Margerison
                                             Title: CEO


December 29, 2003
Date of Acceptance
of Subscription



PBAA FUND LTD.


By: /s/ Hiroki Isobe
    ____________________
    Name:  Hiroki Isobe
    Title: Director


Omar Hodge Building, 2nd Fl.
325 Waterfront Drive
Wickams Cay
Road Town, Tortola
British Virgin Islands
____________________________